                                                                   EXHIBIT 20.2

                      FIRST UNION MASTER CREDIT CARD TRUST
                             TRUST & SERIES SUMMARY
                                     SEP-99

----------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST                               APRIL-99                           MAY-99                              JUN-99
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE                   2,044,381,980                      2,036,087,213                      2,050,224,358
  ENDING PRINCIPAL BALANCE             1,973,090,573                      1,963,822,921                      1,978,731,197
  ENDING NON-PRINCIPAL BALANCE            71,291,407                         72,264,292                         71,493,160

  YIELD                                   35,887,835         21.86%          35,696,867      21.71%             38,630,890   23.61%

  CHARGE-OFFS                             (7,752,758)        -4.72%          (8,306,577)     -5.05%             (7,558,656)  -4.62%

  NET YIELD: (YIELD-C/O)                  28,135,077         17.14%         27,390,290       16.66%             31,072,234   18.99%
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST                               JUL-99                     AUG-99                        SEP-99
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ENDING BALANCE                 2,051,458,697               2,033,846,046                 2,025,328,662
  ENDING PRINCIPAL BALANCE           1,977,731,155               1,961,555,169                 1,949,997,427
  ENDING NON-PRINCIPAL BALANCE          73,727,542                  72,290,877                    75,331,235

  YIELD                                 34,950,879      21.20%      40,239,315      24.42%        33,244,466          20.34%

  CHARGE-OFFS                           (7,324,422)     -4.44%      (7,630,109)     -4.63%        (7,719,220)         -4.72%

  NET YIELD: (YIELD-C/O)                27,626,456      16.75%      32,609,206      19.79%        25,525,246          15.62%
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                             APRIL-99                            MAY-99                              JUN-99
----------------------------------------------------------------------------------------------------------------------------------
MONTH-END INVESTOR BALANCE             1,115,151,821                      1,115,151,821                  1,115,151,821
INVESTOR PERCENTAGE                           56.60%                             56.52%                         56.78%
3-MONTH AVG. EXCESS SERVICING                                11.15%                          10.80%                         10.39%

YIELD                                     20,312,925         21.86%          20,175,164      21.71%         21,936,452      23.61%

   CHARGE-OFFS                            (4,388,150)        -4.72%          (4,694,736)     -5.05%         (4,292,163)     -4.62%
   CERTIFICATE INTEREST                   (5,094,382)        -5.48%          (4,595,448)     -4.95%         (4,832,902)     -5.20%
   SERVICING FEE                          (1,858,586)        -2.00%          (1,858,586)     -2.00%         (1,858,586)     -2.00%

EXCESS SERVICING                           8,971,807          9.66%           9,026,394       9.71%         10,952,800      11.79%
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                                JUL-99                  AUG-99                        SEP-99
----------------------------------------------------------------------------------------------------------------------------------
MONTH-END INVESTOR BALANCE            1,115,151,821               1,115,151,821                 1,115,151,821
INVESTOR PERCENTAGE                          56.36%                      56.39%                        56.85%
3-MONTH AVG. EXCESS SERVICING                            10.17%                      11.03%                             9.88%

YIELD                                    19,697,236      21.20%      22,689,103      24.42%        18,899,609          20.34%

   CHARGE-OFFS                           -4,127,818      -4.44%      (4,302,268)     -4.63%        (4,388,407)         -4.72%
   CERTIFICATE INTEREST                  -5,345,910      -5.75%      (5,094,266)     -5.48%        (5,197,650)         -5.59%
   SERVICING FEE                         -1,858,586      -2.00%      (1,858,586)     -2.00%        (1,858,586)         -2.00%

EXCESS SERVICING                          8,364,921       9.00%      11,433,982      12.30%         7,454,966           8.02%
----------------------------------------------------------------------------------------------------------------------------------